QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

        BROKER DEALER LETTER

CONSOLIDATED COMMUNICATIONS, INC.

Offer to Exchange $300,000,000 of 10.875% Senior Notes due 2020
Registered under the Securities Act of 1933 for
An Equal Amount of Outstanding 10.875% Senior Notes due 2020
Unconditionally Guaranteed by Consolidated Communications Holdings, Inc.
and certain Subsidiaries of Consolidated Communications, Inc.
Pursuant to the Prospectus dated                  , 2013

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Consolidated Communications, Inc. (the "Company"), is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the prospectus, dated                   , 2013 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an aggregate principal amount of up to $300,000,000 of its 10.875% Senior Notes due 2020 and the associated guarantees (together, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's outstanding 10.875% Senior Notes due 2020 and the associated guarantees (together, the "Original Notes") issued on May 30, 2012, which have not been registered under the Securities Act. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of May 30, 2012, as amended, among the Company, the Guarantors referred to therein and the representatives of the Initial Purchasers referred to therein.

        We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.     Prospectus, dated                  , 2013;

        2.     The Letter of Transmittal for your use and for the for the information of your clients for whom you hold Original Notes registered in your name or in the name of your nominee;

        3.     A form of letter that may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

        4.     Guidelines for Certification of taxpayer identification number on Substitute Form W-9.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                  , 2013, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). THE ORIGINAL NOTES TENDERED PURSUANT TO EACH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer). The Company will pay or cause to be paid transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer, or the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. Original Notes held in book-entry form though the facilities of The Depository Trust Company may be tendered by complying with the procedure for book-entry transfer in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                      Very truly yours,

                      Consolidated Communications, Inc.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE GUARANTORS, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

QuickLinks

  Exhibit 99.2